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Exhibit 10.625

[CHIRON LETTERHEAD]

January 26, 2004

John A. Lambert
Vice President; President, Chiron Vaccines
Chiron Vaccines, Florey House
Robert Robinson Avenue,
The Oxford Science Park,
Oxford OX4 4GA
England, United Kingdom

Dear John,

        As we have discussed, this letter shall serve to amend your employment letter agreement dated July 1, 2003.

New Employer

        Effective immediately, in addition to being an employee of Chiron Vaccines Holding s.r.l., you are also an employee of Chiron Corporation Limited, PowderJect Technologies Limited, Chiron UK-1 Limited and Evans Vaccines Limited. All other existing terms and conditions of your employment will otherwise be unaffected, and your period of continuous employment with Chiron Corporation Limited will not change.

        There will be no principal effect to your personal financial affairs arising from this transfer.

        If you have any questions in relation to this amendment to your contract of employment, please contact me. To acknowledge your agreement to this change, as outlined above, please sign and date this letter where indicated below and return to me.

Very truly yours,

/s/  HOWARD PIEN

Howard Pien
Chief Executive Officer

        I confirm that I have read the above letter and agree to the amendment of my contract of employment as stated.

Signed:	/s/ JOHN A. LAMBERT John A. Lambert	Dated:	28th January 2004.

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  Exhibit 10.625